Exhibit 25.2

securities and exchange commission

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Michael Judge

U.S. Bank National Association

50 S. 16th St.

Philadelphia, PA 19102

(267) 319-2384

(Name, address and telephone number of agent for service)

PECO Energy Company

(Issuer with respect to the Securities)

Pennsylvania	23-0970240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2301 Market St Philadelphia, PA	19101
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3. A copy of the authorization of the Trustee to exercise corporate trust powers, included as Exhibit 2.

4. A copy of the existing bylaws of the Trustee.**

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of December 31, 2023 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia, Commonwealth of Pennsylvania on the 7th of February, 2024.

By:	/s/ Michael Judge
Michael Judge
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 13, 2023, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

2024-00286-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 7, 2024

By:	/s/ Michael Judge
Michael Judge
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2023

($000’s)

12/31/2023
Assets
Cash and Balances Due From	$60,927,551
Depository Institutions
Securities	153,095,920
Federal Funds	32,080
Loans & Lease Financing Receivables	368,656,745
Fixed Assets	6,706,824
Intangible Assets	18,400,783
Other Assets	42,838,601
Total Assets	$650,658,504

Liabilities
Deposits	$524,697,711
Fed Funds	585,520
Treasury Demand Notes	0
Trading Liabilities	4,499,019
Other Borrowed Money	33,538,165
Acceptances	0
Subordinated Notes and Debentures	4,600,000
Other Liabilities	20,576,904
Total Liabilities	$588,497,319

Equity
Common and Preferred Stock	18,200
Surplus	29,946,193
Undivided Profits	31,562,235
Minority Interest in Subsidiaries	634,557
Total Equity Capital	$62,161,185

Total Liabilities and Equity Capital	$650,658,504